UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30 and December 31, 2008, Rackable Systems, Inc. (“Rackable”) entered into agreements to amend the employment agreements of eight members of its executive management team, including its President and Chief Executive Officer – Mark Barrenechea; its Senior Vice President and Chief Financial Officer – James Wheat; and its Chief Technology Officer – Giovanni Coglitore, for the purpose of complying with the documentary requirements of Section 409A of the Internal Revenue Code of 1986, as amended (together, with any state law of similar effect, “Section 409A”). On December 31, 2008, Rackable also entered into an amendment of the Retention Agreement dated January 9, 2007 of Mr. Coglitore (the “Retention Agreement”) as part of its efforts to achieve documentary compliance with Section 409A. These amendments to the Employment Agreements and the Retention Agreement included provisions specifying (1) the application of the requirement that, in general, payments upon termination of employment of a specified employee occur no earlier than six months following termination, including applicable exemptions from such requirement; (2) the time period within which a required release of claims must become effective; and (3) a process, designed to be compliant with Section 409A, for adjusting payments and benefits in the event that the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, may apply.

The amendment of the Employment Agreement of Mr. Coglitore was implemented through an amendment and restatement of his prior Employment Agreement. In addition to the modifications described above relating to Section 409A, the amendment and restatement of Mr. Coglitore’s Employment Agreement (1) brought the terms of his employment into substantial conformity with the terms of Rackable’s standard form of employment agreement for executive officers (other than the Chief Executive Officer) and (2) extended the term of his employment beyond the December 31, 2008 expiration of the term of his then existing Employment Agreement. This amended and restated agreement (the “Coglitore Employment Agreement”) did not alter the general amounts of salary, bonus or severance benefits applicable to Mr. Coglitore.

The amendment of the Employment Agreement of Mr. Barrenechea also included a provision confirming that, in the event that Mr. Barrenechea’s employment is terminated without cause or if Mr. Barrenechea terminates his employment for good reason, then (1) the vesting of all options to purchase Rackable common stock and all restricted stock of Rackable held by Mr. Barrenechea at the time of such event (as opposed to just those options and other stock awards initially granted to Mr. Barrenechea), would accelerate by twelve months and (2) all such options (as opposed to just such initial options) would be exercisable for twelve months following any such termination.

The foregoing description of the amendments incorporated in the Coglitore Employment Agreement, the other Employment Agreements and the Retention Agreement is qualified in its entirety by the full text of these agreements, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, executed on December 30, 2008, by and between Rackable Systems, Inc. and Giovanni Coglitore

10.2	First Amendment to Employment Agreement, executed on December 30, 2008, by and between Rackable Systems, Inc. and James Wheat

10.3	First Amendment to Employment Agreement, executed on December 31, 2008, by and between Rackable Systems, Inc. and Mark Barrenechea

10.4	Amendment to Retention Agreement, executed on December 31, 2008, by and between Rackable Systems, Inc. and Giovanni Coglitore

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: January 5, 2009	By:	/S/ MAURICE LEIBENSTERN
Maurice Leibenstern
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, executed on December 30, 2008, by and between Rackable Systems, Inc. and Giovanni Coglitore

10.2	First Amendment to Employment Agreement, executed on December 30, 2008, by and between Rackable Systems, Inc. and James Wheat

10.3	First Amendment to Employment Agreement, executed on December 31, 2008, by and between Rackable Systems, Inc. and Mark Barrenechea

10.4	Amendment to Retention Agreement, executed on December 31, 2008, by and between Rackable Systems, Inc. and Giovanni Coglitore